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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 15 to the Registration Statement No. 33-43058 of Merrill Lynch Life Variable Life Separate Account II on Form N-6 of our reports on (i) Merrill Lynch Life Insurance Company dated March 1, 2004, and (ii) Merrill Lynch Life Variable Life Separate Account II dated March 5, 2004, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.

                                               /s/ DELOITTE & TOUCHE LLP

New York, New York
April 26, 2004

                                       C-15